UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125 Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC
Series A Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2024, after serving for nearly five years on the Board of Directors (the “Board”) of Sensei Biotherapeutics, Inc. (the “Company”), Samuel Broder, MD notified the Company of his decision to resign from the Board, effective immediately. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Dr. Broder has agreed to remain as a consultant to the Company, pursuant to which he will provide strategic guidance with respect to the science, clinical development, and regulatory pathways of the Company’s product candidates.

Item 8.01 Other Events.

On February 6, 2024, the Board approved a reduction in the number of directors on the Board from nine to eight and appointed Bill Ringo as Interim Chair of the Nominating and Corporate Governance Committee, each effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: February 8, 2024	/s/ Christopher W. Gerry
Christopher W. Gerry
General Counsel and Secretary

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